UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 2, 2014
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
_______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)
On June 2, 2014, the Board of Directors appointed Charles A. Bauer to serve as a director until the next annual meeting of the Company's stockholders and his successor is elected and qualified or, if earlier, until his resignation or removal. Mr. Bauer's appointment is effective July 1, 2014. A copy of the Company's press release announcing this appointment is attached to this Report as Exhibit 99.1.

The Board of Directors also appointed Mr. Bauer to serve as Chair of the Board’s Audit Committee, effective July 1, 2014. William C. Love, the current Chair of the Audit Committee and the recently appointed non-executive Chairman of the Board, will continue to serve as a member of the Audit Committee.
As a director, Mr. Bauer will participate in the standard compensation plan for non-employee directors, which is described in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2013 (under "Part III - Item 11, Executive Compensation - Director Compensation"). Pursuant to that plan, non-employee directors receive an annual retainer fee ($80,000 for fiscal 2014, with additional amounts of $20,000 and $15,000 being paid to the chair of the Audit Committee and the chair of the Compensation Committee, respectively) and an annual grant of restricted stock (10,000 shares for fiscal 2014). The annual cash retainer fee is paid quarterly, and the annual restricted stock awards are generally made on or about October 1 of each year.
Mr. Bauer will receive $25,000 on or about July 1, 2014, representing the pro rata portion of the fiscal 2014 annual retainer fee (including the additional amount for serving as Chair of the Audit Committee). Mr. Bauer will not receive a grant of restricted stock upon his appointment, but will be eligible for a full-year award at the next annual grant in October 2014.

(e)
Change in Control Severance Plan — On June 2, 2014, the Board of Directors approved and adopted the EZCORP, Inc. Change in Control Severance Plan (the "CIC Severance Plan"), under which certain of the Company's senior executives, including the executive officers, will be entitled to receive certain severance benefits. The severance benefits would be available to any executive participating in the CIC Severance Plan if (1) the executive's employment is either terminated by the Company for any reason other than "Cause," death, disability or mandatory retirement or terminated by the executive for "Good Reason" and (2) such termination of employment occurs within two years after a "Change in Control" of the Company or prior to, but in connection with, a potential Change in Control. Such a termination of employment is referred to in the CIC Severance Plan as a "Qualifying Termination."

If an executive experiences a Qualifying Termination, then he or she will be entitled to receive an amount equal to the executive's "Applicable Multiple" multiplied by the sum of (1) the executive's annual base salary plus (2) the executive's annual incentive bonus assuming such bonus was paid at the "Target Amount" designated in the applicable bonus plan, and will be entitled to continued healthcare, dental and life insurance benefits for the number of years equal to the executive's Applicable Multiple. For example, if an executive's Applicable Multiple is 2, then upon a Qualifying Termination, the executive will be entitled to a cash payment equal to two times the executive's annual salary plus target bonus, and will be entitled to continued healthcare, dental and life insurance benefits for two years. In addition, all of the executive's outstanding unvested equity awards will become fully vested upon the occurrence of a Qualifying Termination (assuming all related performance goals are achieved at target levels).
The following is a summary of certain defined terms used in the CIC Severance Plan:

•
Cause — With respect to any executive, includes (1) the executive's willful failure to perform his or her duties or the willful engagement in gross misconduct in the performance of such duties, (2) the executive's willful failure to comply with any valid and legal directive of his or her superior, (3) the executive's conviction, or entering into a plea of either guilty or nolo contendere to, any felony or any misdemeanor involving material acts of moral turpitude, embezzlement, theft or other similar act, (4) the executive's willful and material violation of any policy of the Company (including the Company's Code of Conduct) or (5) the executive's willful and material violation of the Protection of Sensitive Information, Nonsolicitation and Noncompetition Agreement between the executive and the Company.

•	Change in Control — The occurrence of any of the following events:

(1)	Any individual, entity or group becomes the beneficial owner of 20% or more of the combined voting power of the outstanding Company voting securities (with certain exceptions);

(2)	Individuals who constitute the "Incumbent Board" cease for any reason to constitute at least a majority of the Board of Directors;

(3)
Consummation of a reorganization, merger, statutory share exchange or similar transaction involving the Company, a sale or other disposition of all or substantially all the assets of the Company or the acquisition by the Company of assets or securities of another entity, unless in any such case, either (a) the persons who were the beneficial owners of the Company's voting securities immediately prior to such transaction beneficially own at least 65% of the outstanding voting securities of the entity resulting from such transaction, (b) no person beneficially owns 20% or more of the combined voting power of the outstanding voting securities of the entity resulting from such transaction or (c) at least a majority of the members of the board of directors of the entity resulting from such transaction were members of the Incumbent Board; or

(4)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

In no event, however, will any of the events described above constitute a Change in Control for purposes of the CIC Severance Plan if the event or transaction was approved by the Incumbent Board.

•
Good Reason — With respect to any executive, actions taken by the Company resulting in a material negative change in such executive's employment, including any of the following actions taken without the executive's written consent: (1) the executive is assigned duties materially inconsistent with the executive's position, duties, responsibilities and status preceding the Change in Control; (2) the executive's position, authority, duties or responsibilities are materially diminished from those in effect prior to the Change in Control; (3) a material reduction in the executive's compensation opportunity; (4) the Company requires the executive to perform his or her duties beyond a 50-mile radius from the executive's employment prior to the Change in Control; (5) the Company fails to obtain a satisfactory agreement from any successor to assume and perform the CIC Severance Plan; or (6) any other action or inaction that constitutes a material breach by the Company of the CIC Severance Plan with respect to such executive.

•
Incumbent Board — The Company's Board of Directors as constituted at the time the CIC Severance Plan was adopted, along with any individual who subsequently becomes a director and whose election or nomination for election was approved by a majority of the directors then comprising the Incumbent Board.

The participants in the CIC Severance Plan will include (1) any person who is serving as an executive officer of the Company (unless the Board of Directors specifically specifies that such person will not be a participant) and (2) any other Company employee who has been designated by the Compensation Committee of the Board of Directors as a participant.
The CIC Severance Plan will expire on the third anniversary of the effective date (i.e., June 2, 2017) unless (1) a Change in Control has occurred prior to that time or (2) the Board of Directors specifically elects to extend the CIC Severance Plan for an additional period. In addition, the Board of Directors may amend, modify, suspend or terminate the CIC Severance Plan at any time; provided, however, that any such amendment, modification, suspension or termination made in anticipation of a Change in Control or within two years after the occurrence of a Change in Control may not adversely affect the rights of any participant under the CIC Severance Plan.
Each of the Named Executive Officers (other then Sterling B. Brinkley) is a participant in the CIC Severance Plan with an Applicable Multiple of 2. Mr. Brinkley, the former Executive Chairman of the Board, will retire from the Company and the Board on June 30, 2014, and consequently, is not a participant in the CIC Severance Plan. The following table sets forth the amounts of severance benefits that would have been payable under the CIC Severance Plan to each of the Named Executive Officers if a Qualifying Termination had occurred on June 2, 2014.

Name and Title	Cash Payment (1)	Accelerated Vesting (2)	Continued Benefits (3)

Paul E. Rothamel	$ 6,000,000	$ 2,458,000	$ 36,000
President and Chief Executive Officer

Mark Kuchenrither	2,450,000	2,594,001	36,000
Executive Vice President

Barry W. Guest	1,472,000	712,328	36,000
President, Pawn & Retail

Thomas H. Welch, Jr.	1,200,000	591,542	36,000
Senior Vice President, General Counsel and Secretary

(1)
Represents the Applicable Multiple (2), multiplied by the sum of (a) the annual base salary as in effect on June 2, 2014 plus (b) the annual incentive bonus for fiscal 2014 assuming such bonus is paid at "Target Amount" under the Fiscal 2014 Incentive Compensation Plan.

(2)	Represents the number of shares subject to accelerated vesting, multiplied by the closing sales price of the Class A Common Stock on June 2, 2014 ($12.29).

(3)	Represents the estimate of the aggregate amount of the payments to be made to allow continuation of healthcare, dental and life insurance benefits for a period of two years.

A copy of the CIC Severance Plan is attached to this Report as Exhibit 10.1.
General Severance Plan — On June 2, 2014, the Board of Directors also approved and adopted the EZCORP, Inc. Executive Severance Pay Plan (the "General Severance Plan"), under which certain of the Company's management, including the executive officers, will be entitled to receive severance benefits in non-change in control circumstances. Historically, the Company has had severance agreements with various members of management, including most of the executive officers. In the case of Mr. Rothamel, the severance arrangement constituted a part of his employment agreement; in the case of other executive officers and other members of management, the severance arrangement was reflected in the offer letters that specify the terms of employment. As a result, the terms of the severance arrangements were somewhat inconsistent, and the availability in some cases varied as between similar levels of management, depending on whether a member was recently hired or promoted into the position. The General Severance Plan is intended to replace and supplant these various severance arrangements and generally make them more reflective of the competitive market for comparable positions.
Under the terms of the General Severance Plan, the severance benefits would be available to any participant if the participant's employment is either terminated by the Company for any reason other than "Cause," death, disability or mandatory retirement or terminated by the participant for "Good Reason." Such a termination of employment is referred to in the General Severance Plan as a "Qualifying Termination."
If a participant experiences a Qualifying Termination and satisfies the requirements of the General Severance Plan (including the completion of a general release from claims and liabilities relating to his or her employment), then he or she will be entitled to receive an amount equal to the participant's "Salary Multiple" times the participant's annual base salary, plus an amount equal to the participant's "Bonus Multiple" times the participant's "Applicable Bonus," and will be entitled to continued healthcare, dental and life insurance benefits for the "Benefits Continuation Period."
The following is a summary of certain defined terms used in the General Severance Plan:

•
Applicable Bonus — With respect to any participant, generally the average annual incentive bonus paid to such participant for the three fiscal years preceding the fiscal year in which the participant's employment is terminated. If the participant was not employed by the Company for the three preceding years, then the period of measurement is reduced to take into consideration the period during which the participant was employed. If the participant was not employed for any of the three preceding years, then the Applicable Bonus is the actual bonus the participant would have been paid for the year in which the participant's employment is terminated (taking into account all applicable performance goals and objectives).

•
Cause — With respect to any participant, includes (1) the participant's willful failure to perform his or her duties or the willful engagement in gross misconduct in the performance of such duties, (2) the participant's willful failure to comply with any valid and legal directive of his or her superior, (3) the participant's conviction, or entering into a plea of either guilty or nolo contendere to, any felony or any misdemeanor involving material acts of moral turpitude, embezzlement, theft or other similar act, (4) the participant's willful and material violation of any policy of the Company (including the Company's Code of Conduct), (5) the participant's willful and material violation of the Protection of Sensitive Information, Nonsolicitation and Noncompetition Agreement between the participant and the Company or (6) the participant's failure to improve work performance to an acceptable level after receiving a written warning about poor performance.

•
Good Reason — With respect to any participant, actions taken by the Company resulting in a material negative change in such participant's employment, including any of the following actions taken without the participant's written consent: (1) material diminution of the participant's position, duties, responsibilities and status with the Company; (2) material reduction in the participant's compensation opportunity; (3) material change in geographic location at which the participant regularly performs his or her duties beyond a 50-mile radius; or (4) any other action or inaction that constitutes a material breach by the Company of the General Severance Plan with respect to such participant.

The participants in the General Severance Plan will include any Company employee who has been designated by the "Administrator" as a participant. The Administrator is the Compensation Committee of the Board of Directors. The Compensation Committee may delegate any or all of its authority and responsibilities with respect to the General Severance Plan to the Chief Executive Officer of the Company; provided, however that all determinations and decisions regarding the executive officers may not be delegated and must be made by the Compensation Committee.
The Board of Directors may amend, modify or terminate the General Severance Plan (including adding or removing participants) at any time, so long as such amendment, modification or termination does not adversely affect the payment of severance benefits to any participant who was entitled thereto at the time of such amendment, modification or termination.
Each of the Named Executive Officers (other than Mr. Brinkley) is a participant in the General Severance Plan. Mr. Rothamel's Salary Multiple is 2, and his Bonus Multiple is 2. Each of the other Named Executive Officers has a Salary Multiple of 1.5 and a Bonus Multiple of 1.5. The Benefits Continuation Period for all Named Executive Officers is one year. Mr. Brinkley will retire from the Company and the Board on June 30, 2014, and consequently, is not a participant in the General Severance Plan. The following table sets forth the amounts of severance benefits that would have been payable under the General Severance Plan to each of the Named Executive Officers if a Qualifying Termination had occurred on June 2, 2014.

Name and Title	Cash Payment (1)	Continued Benefits (2)

Paul E. Rothamel	$ 3,965,000	$ 18,000
President and Chief Executive Officer

Mark Kuchenrither	1,385,391	18,000
Executive Vice President

Barry W. Guest	786,887	18,000
President, Pawn & Retail

Thomas H. Welch, Jr.	765,900	18,000
Senior Vice President, General Counsel and Secretary

(1)
Represents the sum of (a) the Salary Multiple multiplied by the annual base salary as in effect on June 2, 2014, plus (b) the Bonus Multiple multiplied by the "Applicable Bonus." For Mr. Rothamel, Mr. Kuchenrither and Mr. Welch, the Applicable Bonus is the average annual incentive bonus actually received for fiscal 2011, 2012 and 2013. For Mr. Guest, the Applicable Bonus is the average annual incentive bonus actually received for fiscal 2012 and 2013.

(2)	Represents the estimate of the aggregate amount of the payments to be made to allow continuation of healthcare, dental and life insurance benefits for a period of one year.

A copy of the General Severance Plan is attached to this Report as Exhibit 10.2.
Item 9.01 — Financial Statements and Exhibits

(d)    Exhibits

10.1	EZCORP, Inc. Change in Control Severance Plan, effective June 2, 2014.

10.2	EZCORP, Inc. Executive Severance Pay Plan, effective June 2, 2014.

99.1	Press Release, dated June 4, 2014, announcing the appointment of Charles A. Bauer to the Board of Directors.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: June 4, 2014	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	EZCORP, Inc. Change in Control Severance Plan, effective June 2, 2014
10.2	EZCORP, Inc. Executive Severance Pay Plan, effective June 2, 2014
99.1	Press Release, dated June 4, 2014, announcing the appointment of Charles A. Bauer to the Board of Directors